Exhibit 99.1

THE PRIVATE BANK OF CALIFORNIA

FINANCIAL STATEMENTS

WITH

INDEPENDENT AUDITOR’S REPORT

DECEMBER 31, 2011 AND 2010

Vavrinek, Trine, Day & Co., LLP Certified Public Accountants

INDEPENDENT AUDITOR’S REPORT

Board of Directors and Shareholders of

The Private Bank of California

We have audited the accompanying balance sheets of The Private Bank of California as of December 31, 2011 and 2010, and the related statements of operations, changes in shareholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Bank’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Private Bank of California as of December 31, 2011 and 2010, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Laguna Hills, California

March 22, 2012

25231 Paseo De Alicia, Suite 100     Laguna Hills, CA 92653     Tel: 949.768.0833     Fax: 949.768.8408     www.vtdcpa.com

FRESNO — LAGUNA HILLS — PALO ALTO — PLEASANTON — RANCHO CUCAMONGA — RIVERSIDE — SACRAMENTO

THE PRIVATE BANK OF CALIFORNIA

BALANCE SHEETS

DECEMBER 31, 2011 AND 2010

	2011	2010
ASSETS
Cash and Due from Banks	$22,494,000	$15,688,000
Interest-Bearing Due from Banks	1,447,000	3,247,000

TOTAL CASH AND CASH EQUIVALENTS	23,941,000	18,935,000
Interest-Bearing Time Deposits in Other Financial Institutions	883,000	786,000
Securities Available-for-Sale, at Fair Value	267,370,000	198,231,000
Loans	301,809,000	215,150,000
Allowance for Credit Losses	(5,322,000)	(3,872,000)

NET LOANS	296,487,000	211,278,000
Premises and Equipment	1,376,000	688,000
Federal Home Loan Bank Stock, at Cost	2,718,000	1,653,000
Accrued Interest Receivable and Other Assets	3,925,000	3,979,000

TOTAL ASSETS	$596,700,000	$435,550,000

Deposits	$496,756,000	$382,700,000
Other Borrowings	48,830,000	11,567,000
Accrued Interest Payable and Other Liabilities	1,932,000	1,575,000

TOTAL LIABILITIES	547,518,000	395,842,000
Shareholders’ Equity:
Preferred Stock - 10,000,000 Shares Authorized; Series A and B 5,723 Shares Issued and Outstanding in 2010	—	5,552,000
Preferred Stock - 10,000,000 Shares Authorized; Series C 10,000 Shares Issued and Outstanding in 2011	10,000,000	—
Common Stock - No Par Value; 20,000,000 Shares Authorized; 3,820,854 Shares Issued and Outstanding in 2011 and 3,816,501 Shares Issued and Outstanding in 2010, respectively	36,870,000	36,870,000
Additional Paid-In Capital	2,633,000	2,326,000
Accumulated Deficit	(2,719,000)	(4,316,000)
Accumulated Other Comprehensive Income (Loss)	2,398,000	(724,000)

TOTAL SHAREHOLDERS’ EQUITY	49,182,000	39,708,000

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$596,700,000	$435,550,000

The accompanying notes are an integral part of these financial statements.

THE PRIVATE BANK OF CALIFORNIA

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

	2011	2010
INTEREST INCOME
Interest and Fees on Loans	$11,412,000	$8,722,000
Interest on Securities Available-for-Sale	5,399,000	3,401,000
Other Interest Income	42,000	108,000

TOTAL INTEREST INCOME	16,853,000	12,231,000
INTEREST EXPENSE
Interest on Interest-Bearing Demand Deposits	36,000	89,000
Interest on Money Market and Savings Accounts	824,000	892,000
Interest on Time Deposits	720,000	452,000
Interest on Borrowings	80,000	44,000

TOTAL INTEREST EXPENSE	1,660,000	1,477,000

NET INTEREST INCOME	15,193,000	10,754,000
Provision for Credit Losses	1,550,000	1,165,000

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	13,643,000	9,589,000
NONINTEREST INCOME
Gain on Sale of Securities	977,000	1,012,000
Other	163,000	160,000

TOTAL NONINTEREST INCOME	1,140,000	1,172,000
NONINTEREST EXPENSE
Salaries and Employee Benefits	8,266,000	6,807,000
Occupancy	1,046,000	679,000
Furniture and Equipment	363,000	285,000
Other	3,145,000	2,884,000

TOTAL NONINTEREST EXPENSE	12,820,000	10,655,000

INCOME BEFORE INCOME TAXES	1,963,000	106,000
Income Taxes	1,000	1,000

NET INCOME	1,962,000	105,000
Preferred Stock Dividends and Discount Accretion	(441,000)	(352,000)

NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$1,521,000	$(247,000)

NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS PER SHARE-BASIC AND DILUTED	$0.40	$(0.07)

The accompanying notes are an integral part of these financial statements.

THE PRIVATE BANK OF CALIFORNIA

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

	Preferred Stock	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total
		Number of Shares	Amount
Balance at January 1, 2010	$5,497,000	3,725,008	$36,720,000	$1,931,000	$(4,069,000)	$628,000	$40,707,000
Stock-Based Compensation and Issuance of Restricted Shares of Common Stock		73,333		395,000			395,000
Issuance of Common Stock		18,160	150,000				150,000
Dividends Declared on Preferred Stock					(297,000)		(297,000)
Discount Accretion on Preferred Stock	55,000				(55,000)		—
Comprehensive Income (Loss):
Net Income					105,000		105,000
Change in Unrealized Gain (Loss) on Securities Available-for-Sale						(1,352,000)	(1,352,000)

Total Comprehensive Income (Loss)							(1,247,000)

Balance at December 31, 2010	5,552,000	3,816,501	36,870,000	2,326,000	(4,316,000)	(724,000)	39,708,000
Stock-Based Compensation and Net Issuance of Restricted Shares of Common Stock		4,353		381,000			381,000
Discount Accretion on Preferred Stock	171,000				(171,000)		—
Liquidation of Series A and B Preferred Stock	(5,723,000)						(5,723,000)
Issuance of Series C Preferred Stock	10,000,000						10,000,000
Dividends Declared on Preferred Stock				(74,000)	(194,000)		(268,000)
Comprehensive Income:
Net Income					1,962,000		1,962,000
Change in Unrealized Gain (Loss) on Securities Available-for-Sale, Net of Tax						3,122,000	3,122,000

Total Comprehensive Income							5,084,000

Balance at December 31, 2011	$10,000,000	3,820,854	$36,870,000	$2,633,000	$(2,719,000)	$2,398,000	$49,182,000

The accompanying notes are an integral part of these financial statements.

THE PRIVATE BANK OF CALIFORNIA

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

	2011	2010
OPERATING ACTIVITIES:
Net Income	$1,962,000	$105,000
Adjustments to Reconcile Net Income to Net Cash From Operating Activities:
Depreciation and Amortization	260,000	173,000
Securities Amortization and Accretion, net	2,956,000	2,177,000
Provision for Credit Losses	1,550,000	1,165,000
Deferred Tax Expense (Benefit)	(1,142,000)	122,000
Gain on Sale of Securities, net	(977,000)	(1,012,000)
Stock-Based Compensation Expense	381,000	396,000
Other, net	(164,000)	(69,000)

NET CASH FROM OPERATING ACTIVITIES	4,826,000	3,057,000
INVESTING ACTIVITIES:
Change in Interest-Bearing Time Deposits in Other Financial Institutions	(97,000)	401,000
Purchase of Securities Available-for-Sale	(187,317,000)	(211,662,000)
Proceeds from Maturities and Principal Reductions of Securities Available-for-Sale	47,996,000	68,604,000
Proceeds from Sale of Securities Available-for-Sale	72,991,000	32,896,000
Net Increase in Loans	(86,759,000)	(32,919,000)
Purchase of Federal Home Loan Bank Stock	(1,065,000)	(380,000)
Purchases of Premises and Equipment	(897,000)	(417,000)

NET CASH FROM INVESTING ACTIVITIES	(155,148,000)	(143,477,000)
FINANCING ACTIVITIES:
Net Increase in Deposits	114,056,000	143,209,000
Net Change in Other Borrowings	37,263,000	10,567,000
Dividends Paid on Preferred Stock	(268,000)	(297,000)
Redemption of Preferred Stock Series A and B	(5,723,000)	—
Proceeds from Issuance of Preferred Stock Series C	10,000,000	—
Proceeds from Issuance of Common Stock	—	150,000

NET CASH FROM FINANCING ACTIVITIES	155,328,000	153,629,000

INCREASE IN CASH AND CASH EQUIVALENTS	5,006,000	13,209,000
Cash and Cash Equivalents at Beginning of Year	18,935,000	5,726,000

CASH AND CASH EQUIVALENTS AT END OF YEAR	$23,941,000	$18,935,000

Supplemental Disclosures of Cash Flow Information:
Interest Paid	$1,719,000	$1,445,000
Taxes Paid	$1,134,000	$91,000

The accompanying notes are an integral part of these financial statements.

THE PRIVATE BANK OF CALIFORNIA

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

The Private Bank of California (the “Bank”) was chartered on October 24, 2005, as a commercial bank in the State of California by the California Department of Financial Institutions (“DFI”). The Bank is a member of the Federal Deposit Insurance Corporation (“FDIC”) and is subject to the regulations of and periodic examinations by the DFI and FDIC, its primary regulators. The Bank’s financial statements have not been reviewed, or confirmed for accuracy or relevance, by the DFI or the FDIC.

The Bank provides a wide range of financial services, including credit and deposit products as well as cash management services, from its headquarters located in the Century City area of Los Angeles, California as well as a full-service branch in Hollywood and a loan production office in downtown Los Angeles. The Bank’s target clients include high net worth and high income individuals, business professionals and their professional service firms, business owners, entertainment service businesses and non-profit organizations.

Subsequent Events

The Bank has evaluated subsequent events for recognition and disclosure through March 22, 2012, which is the date the financial statements were available to be issued.

Use of Estimates in the Preparation of Financial Statements

The Bank’s financial statements are prepared in conformity with accounting principles generally accepted in the United States of America and with prevailing practices in the banking industry. Management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates made by management in the preparation of the financial statements include determination of the adequacy of the allowance for credit losses, determination of the fair value of stock options and valuation of the allowance for deferred tax assets. Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of reporting cash flows, cash and cash equivalents include cash, due from banks, Federal funds sold and reverse repurchase agreements. Generally, Federal funds sold and reverse repurchase agreements are transacted for one-day periods.

THE PRIVATE BANK OF CALIFORNIA

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Cash and Due from Banks

Banking regulations require that banks maintain a percentage of their deposits as reserves in cash or on deposit with the Federal Reserve Bank. The Bank complied with applicable reserve requirements as of December 31, 2011 and 2010.

The Bank maintains amounts in due from banks and in interest-bearing deposits in other financial institutions which may exceed federally insured limits. The Bank has not experienced any losses in such accounts.

THE PRIVATE BANK OF CALIFORNIA

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Securities

Debt securities for which the Bank has the positive intent and ability to hold to maturity are classified as held-to-maturity and reported at amortized cost.

Equity securities with readily determinable fair values and debt securities which are bought and held principally for resale in the near term are recorded as trading securities and carried at fair value, with unrealized gains and losses included in current earnings.

All other equity securities with readily determinable fair values and debt securities not classified as trading securities or as securities held-to-maturity are classified as securities available-for-sale and recorded at fair value. Unrealized gains or losses on securities available-for-sale are excluded from net income and reported as an amount net of taxes as a separate component of accumulated other comprehensive income included in shareholders’ equity.

Premiums or discounts on securities held-to-maturity and available-for-sale are amortized or accreted into income using the interest method. Realized gains or losses on sales of securities held-to-maturity and available-for-sale are recorded using the specific identification method.

Management evaluates securities for other-than-temporary impairment (“OTTI”) on at least a quarterly basis, and more frequently when economic or market conditions warrant such an evaluation. For securities in an unrealized loss position, management considers the extent and duration of the unrealized loss, and the financial condition and near-term prospects of the issuer. Management also assesses whether it intends to sell, or it is more likely than not that it will be required to sell, a security in an unrealized loss position before recovery of its amortized cost basis. If either of the criteria regarding intent or requirement to sell is met, the entire difference between amortized cost and fair value is recognized as impairment through earnings. For debt securities that do not meet the aforementioned criteria, the amount of impairment is split into two components as follows: OTTI related to credit loss, which must be recognized in the statement of operations, and OTTI related to other factors, which is recognized in other comprehensive income. The credit loss is defined as the difference between the present value of the cash flows expected to be collected and the amortized cost basis. For equity securities, the entire amount of impairment is recognized through earnings.

Federal Home Loan Bank stock is recorded at cost and is considered to be a restricted equity security.

Loans

Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at their outstanding unpaid principal balances reduced by any charge-offs or specific valuation accounts and net of any deferred fees or costs on originated loans, or unamortized premiums or discounts on purchased loans. Loan origination fees and certain direct origination costs are capitalized and recognized as an adjustment of the yield of the related loan.

THE PRIVATE BANK OF CALIFORNIA

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Loans - Continued

Loans on which the accrual of interest has been discontinued are designated as nonaccrual loans. The accrual of interest on loans is discontinued when principal or interest is past due 90 days or when, in the opinion of management, there is reasonable doubt as to collectibility based on contractual terms of the loans. When loans are placed on nonaccrual status, all interest previously accrued but not collected is reversed against current period interest income. Payments received while on nonaccrual status are applied to reduce the recorded investment in the loan.

Income on nonaccrual loans is subsequently recognized only to the extent that cash is received and the loan’s principal balance is deemed collectible. Interest accruals are resumed on such loans only when they are brought current with respect to interest and principal and when, in the judgment of management, the loans are estimated to be fully collectible as to all principal and interest.

Allowance for Credit Losses

The allowance for credit losses is a valuation allowance for probable incurred credit losses. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance until the charged-off amounts have fully been recovered and thereafter recorded in interest income.

Management estimates the allowance balance required using past loan loss experience, the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, economic conditions and other factors. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management’s judgment, should be charged off. Amounts are charged-off when available information confirms that specific loans or portions thereof, are uncollectible. This methodology for determining charge-offs is consistently applied to each portfolio segment.

The Bank determines a separate allowance for each portfolio segment. The allowance consists of specific and general reserves. Specific reserves relate to loans that are individually classified as impaired. A loan is impaired when, based on current information and events, it is probable that the Bank will be unable to collect all amounts due according to the contractual terms of the loan agreement. Factors considered in determining impairment include payment status, collateral value and the probability of collecting all amounts when due. Measurement of impairment is based on the expected future cash flows of an impaired loan, which are to be discounted at the loan’s effective interest rate, or measured by reference to an observable market value, if one exists, or the fair value of the collateral for a collateral-dependent loan. The Bank selects the measurement method on a loan-by-loan basis except that collateral-dependent loans for which foreclosure is probable are measured at the fair value of the collateral.

The Bank recognizes interest income on impaired loans based on its existing methods of recognizing interest income on nonaccrual loans. Loans for which the terms have been modified resulting in a concession, and for which the borrower is experiencing financial difficulties, are considered troubled debt restructurings and classified as impaired with measurement of impairment as described above.

THE PRIVATE BANK OF CALIFORNIA

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Allowance for Credit Losses - Continued

If a loan is impaired, a portion of the allowance is allocated so that the loan is reported, net, at the present value of estimated future cash flows using the loan’s existing rate or at the fair value of collateral if repayment is expected solely from the collateral. Smaller balance, homogeneous loans are collectively evaluated for impairment.

General reserves cover non-impaired loans and are based on historical loss rates for each portfolio segment, adjusted for the effects of qualitative or environmental factors that are likely to cause estimated credit losses as of the evaluation date to differ from the portfolio segment’s historical loss experience. Qualitative factors include consideration of the following: changes in lending policies and procedures; changes in economic conditions, changes in the nature and volume of the portfolio; changes in the experience, ability and depth of lending management and other relevant staff; changes in the volume and severity of past due, nonaccrual and other adversely graded loans; changes in the loan review system; changes in the value of the underlying collateral for collateral-dependent loans; concentrations of credit and the effect of other external factors such as competition and legal and regulatory requirements.

Portfolio segments identified by the Bank include commercial, real estate and consumer loans. Relevant risk characteristics for these portfolio segments generally include debt service coverage, loan-to-value ratios and financial performance on non-consumer loans and credit scores, debt-to income, collateral type and loan-to-value ratios for consumer loans.

Premises and Equipment

Premises and equipment are carried at cost less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives, which range from three to ten years for furniture and equipment. Leasehold improvements are amortized using the straight-line method over the estimated useful lives of the improvements or the remaining lease term, whichever is shorter. Expenditures for betterments or major repairs are capitalized and those for ordinary repairs and maintenance are charged to operations as incurred.

Advertising Costs

The Bank expenses the costs of advertising in the period incurred.

Transfers of Financial Assets

Transfers of financial assets are accounted for as sales when control over the assets has been relinquished. Control over transferred assets is deemed to be surrendered when the assets have been isolated from the Bank, the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets and the Bank does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

THE PRIVATE BANK OF CALIFORNIA

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Income Taxes

Income tax expense is the total of the current year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax amounts for the temporary differences between carrying amounts and tax bases of assets and liabilities, computed using enacted tax rates. A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized. Tax effects from an uncertain tax position are recognized in the financial statements only if, based on its merits, the position is more likely than not to be sustained on audit by the taxing authorities. Interest and penalties related to uncertain tax positions are recorded as part of income tax expense.

Comprehensive Income

Comprehensive income includes net income and other comprehensive income. The change in unrealized gain (loss) on securities available-for-sale is the only component of accumulated other comprehensive income for the Bank.

Earnings per Share (“EPS”)

Basic EPS excludes dilution and is computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if options or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity.

Financial Instruments

In the ordinary course of business, the Bank enters into off-balance sheet financial instruments consisting of commitments to extend credit as described in Note M. Such financial instruments are recorded in the financial statements when they are funded or related fees are incurred or received.

Stock-Based Compensation

Compensation cost is recognized for stock options and other forms of stock-based compensation issued to employees, based on the fair value of these awards at the date of grant. A Black-Scholes model is utilized to estimate the fair value of stock options. This cost is recognized over the period which an employee is required to provide services in exchange for the award, generally defined as the vesting period.

THE PRIVATE BANK OF CALIFORNIA

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Fair Value Measurement

Fair value is the exchange price that would be received for an asset or paid to transfer a liability (exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Current accounting guidance establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. There are three levels of inputs that may be used to measure fair values:

Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3: Significant unobservable inputs that reflect a Bank’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

See Note O for more information and disclosures relating to the Bank’s fair value measurements.

Reclassifications

Certain reclassifications have been made in the 2010 financial statements to conform to the presentation used in 2011. These reclassifications had no impact on the Bank’s previously reported financial statements.

Adoption of New Accounting Standards

In July 2010, the Financial Accounting Standard Board (“FASB”) amended guidance to require significantly more information about the credit quality of the Bank’s loan portfolio. The Bank had previously included period-end related disclosures as required by the new amendment. Newly required activity related disclosures effective for interim and annual reporting periods ending after December 15, 2011 are included in these financial statements.

In April 2011, the FASB amended existing guidance for assisting a creditor in determining whether a restructuring is a troubled debt restructuring (“TDR”). The amendments clarify the guidance for a creditor’s evaluation of whether it has granted a concession and whether a debtor is experiencing financial difficulties. This guidance was effective for interim and annual reporting periods beginning after June 15, 2011 and is to be applied retrospectively to the beginning of the annual period of adoption. The new guidance did not have a significant impact on the Bank’s determination of whether a restructuring is a TDR.

THE PRIVATE BANK OF CALIFORNIA

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Newly Issued But Not Yet Effective Standards

In May 2011, the FASB issued an amendment to achieve common fair value measurement and disclosure requirements between U.S. and International accounting principles. Overall, the guidance is consistent with existing U.S. accounting principles; however, there are some amendments that change a particular principle or requirement for measuring fair value or for disclosing information about fair value measurements. The amendment in this guidance will be effective for interim and annual reporting periods beginning after December 15, 2011. The amendment is not expected to significantly impact the Bank.

In September 2011, the FASB amended existing guidance and eliminated the option to present the components of other comprehensive income as part of the statement of changes in shareholders’ equity. The amendment requires that comprehensive income be presented in either a single continuous statement or in two separate consecutive statements. This amendment will be effective for interim and annual reporting periods beginning after December 15, 2011. The adoption of this amendment will change the presentation of the components of comprehensive income for the Bank as part of the statement of changes in shareholders’ equity.

THE PRIVATE BANK OF CALIFORNIA

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

NOTE B - SECURITIES

Debt and equity securities have been classified in the balance sheets according to management’s intent. The carrying amount of securities available-for-sale and their approximate fair values at December 31 were as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
December 31, 2011:
U.S. Treasury Securities	$210,000	$—	$—	$210,000
U.S. Government Agency Obligations	5,022,000	53,000	—	5,075,000
U.S. Government Agency Mortgage-Backed Securities	214,853,000	2,632,000	(154,000)	217,331,000
Municipal Bonds	37,307,000	1,699,000	(23,000)	38,983,000
Corporate Bonds	5,913,000	107,000	(249,000)	5,771,000

	$263,305,000	$4,491,000	$(426,000)	$267,370,000

December 31, 2010:
U.S. Treasury Securities	$210,000	$—	$—	$210,000
U.S. Government Agency Obligations	20,625,000	41,000	(444,000)	20,222,000
U.S. Government Agency Mortgage-Backed Securities	166,006,000	1,188,000	(1,002,000)	166,192,000
Municipal Bonds	8,514,000	14,000	(438,000)	8,090,000
Corporate Bonds	3,600,000	—	(83,000)	3,517,000

	$198,955,000	$1,243,000	$(1,967,000)	$198,231,000

THE PRIVATE BANK OF CALIFORNIA

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

NOTE B - SECURITIES - Continued

As of December 31, 2011 and 2010, the Bank had unrealized losses on certain securities whose estimated fair value was less than the Bank’s amortized cost. The Bank had three corporate bonds at December 31, 2011 with a fair value of $1,382,000 and an unrealized loss of $118,000 that had been in a continuous loss position for more than twelve months. As of December 31, 2010 no securities had been in a continuous loss position for more than twelve months.

All unrealized losses are considered to be temporary and the unrealized losses have not been recognized into earnings because the issuers are of high credit quality, management has the intent and ability to hold the securities for the foreseeable future and the unrealized losses are primarily due to changes in interest rates subsequent to purchase of the securities. As the securities approach maturity, fair value and the Bank’s amortized cost are expected to converge.

At December 31, 2011 and 2010, the fair value of securities pledged to secure the borrowings discussed in Note F and bankruptcy deposits was $220,884,000 and $178,042,000, respectively.

The scheduled contractual maturities of securities at December 31, 2011 were as follows. Expected maturities may differ from contractual maturities on callable U.S. Government Agency obligations and mortgage-backed securities as they can be prepaid without penalty.

	Amortized	Fair
	Cost	Value
Less than One Year	$100,000	$100,000
One Year to Five Years	3,632,000	3,612,000
Over Five Years to Ten Years	40,629,000	41,058,000
Over Ten Years	218,944,000	222,600,000

	$263,305,000	$267,370,000

During 2011, the Bank received proceeds of $72,991,000 and recognized gross gains and losses of $1,273,000 and $296,000, respectively, on the sale of securities available-for-sale. During 2010, the Bank received proceeds of $32,896,000 and recognized gross gains of $1,012,000 on the sale of securities available-for-sale.

THE PRIVATE BANK OF CALIFORNIA

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

NOTE C - LOANS

The Bank’s loan portfolio consists primarily of loans to borrowers within Los Angeles County, California. A summary of the Bank’s loans as of December 31 is as follows:

	2011	2010
Commercial	$116,252,000	$86,598,000
Home Equity Lines of Credit	58,108,000	48,061,000
Real Estate - Other Residential	24,442,000	15,877,000
Real Estate - Commercial	84,150,000	48,397,000
Acquisition, Development and Construction	13,894,000	11,989,000
Consumer and Other	5,020,000	4,327,000

	301,866,000	215,249,000
Deferred Loan Fees net of Costs	(57,000)	(99,000)

	$301,809,000	$215,150,000

A summary of the changes in the allowance for credit losses follows as of December 31:

	2011	2010
Beginning Balance	$3,872,000	$3,926,000
Additions to the Allowance Charged to Expense	1,550,000	1,165,000
Recoveries on Loans Charged-Off	97,000	222,000

	5,519,000	5,313,000
Less Loans Charged-Off	(197,000)	(1,441,000)

Ending Balance	$5,322,000	$3,872,000

THE PRIVATE BANK OF CALIFORNIA

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

NOTE C - LOANS - Continued

The following table presents the activity in the allowance for credit losses for the year 2011, and the recorded investment in loans and impairment method as of December 31, 2011 and 2010, by portfolio segment:

	Commercial	Real Estate	Consumer and Other	Total
December 31, 2011
Allowance for Credit Losses:
Beginning of Year	$1,309,000	$2,532,000	$31,000	$3,872,000
Provisions	563,000	929,000	58,000	1,550,000
Recoveries	92,000	3,000	2,000	97,000
Charge-offs	(39,000)	(158,000)	—	(197,000)

End of Year	$1,925,000	$3,306,000	$91,000	$5,322,000

Reserves:
Specific	$250,000	$87,000	$—	$337,000
General	1,675,000	3,219,000	91,000	4,985,000

	$1,925,000	$3,306,000	$91,000	$5,322,000

Loans Evaluated for Impairment:
Individually	$1,050,000	$1,733,000	$—	$2,783,000
Collectively	115,267,000	178,736,000	5,023,000	299,026,000

	$116,317,000	$180,469,000	$5,023,000	$301,809,000

December 31, 2010
Reserves:
Specific	$—	$387,000	$—	$387,000
General	1,309,000	2,145,000	31,000	3,485,000

	$1,309,000	$2,532,000	$31,000	$3,872,000

Loans Evaluated for Impairment:
Individually	$—	$1,352,000	$—	$1,352,000
Collectively	86,610,000	122,861,000	4,327,000	213,798,000

	$86,610,000	$124,213,000	$4,327,000	$215,150,000

THE PRIVATE BANK OF CALIFORNIA

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

NOTE C - LOANS - Continued

The Bank categorizes loans into risk categories based on relevant information about the ability of borrowers to service their debt such as current financial information, historical payment experience, collateral adequacy, credit documentation, and current economic trends, among other factors. The Bank analyzes loans individually by classifying the loans as to credit risk. This analysis typically includes larger, non-homogeneous loans such as commercial real estate and commercial and industrial loans. This analysis is performed on an ongoing basis as new information is obtained. The Bank uses the following definitions for risk ratings:

Pass - Loans classified as pass include loans not meeting the risk ratings defined below.

Special Mention - Loans classified as special mention have a potential weakness that deserves management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or of the institution’s credit position at some future date.

Substandard - Loans classified as substandard are inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the institution will sustain some loss if the deficiencies are not corrected.

Impaired - A loan is considered impaired, when, based on current information and events, it is probable that the Bank will be unable to collect all amounts due according to the contractual terms of the loan agreement. Additionally, all loans classified as troubled debt restructurings are considered impaired.

THE PRIVATE BANK OF CALIFORNIA

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

NOTE C - LOANS - Continued

The risk category of loans was as follows as of December 31, 2011 and 2010:

	Pass	Special Mention	Substandard	Impaired	Total
December 31, 2011
Commercial	$115,111,000	$156,000	$—	$1,050,000	$116,317,000
Real Estate:
Home Equity Lines of Credit	56,343,000	—	98,000	1,733,000	58,174,000
Other Residential Real Estate	21,710,000	2,700,000	—	—	24,410,000
Commercial Real Estate	84,016,000	—	—	—	84,016,000
Acquisition, Development and Construction	9,541,000	—	4,328,000	—	13,869,000
Consumer and Other	4,798,000	225,000	—	—	5,023,000

	$291,519,000	$3,081,000	$4,426,000	$2,783,000	$301,809,000

December 31, 2010
Commercial	$85,473,000	$1,071,000	$66,000	$—	$86,610,000
Real Estate:
Home Equity Lines of Credit	47,390,000	650,000	—	—	48,040,000
Other Residential Real Estate	15,736,000	—	—	154,000	15,890,000
Commercial Real Estate	47,099,000	—	—	1,198,000	48,297,000
Acquisition, Development and Construction	6,989,000	—	4,997,000	—	11,986,000
Consumer and Other	4,327,000	—	—	—	4,327,000

	$207,014,000	$1,721,000	$5,063,000	$1,352,000	$215,150,000

Past due and nonaccrual loans were as follows as of December 31, 2011:

	Still Accruing
	30-89 Days Past Due	Over 90 Days Past Due	Nonaccrual
December 31, 2011
Commercial	$1,250,000	$—	$1,050,000
Real Estate:
Other Residential Real Estate	—	—	1,733,000
Consumer and Other	20,000	—	—

	$1,270,000	$—	$2,783,000

THE PRIVATE BANK OF CALIFORNIA

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

NOTE C - LOANS - Continued

Past due and nonaccrual loans were as follows as of December 31, 2010:

	Still Accruing
	30-89 Days Past Due	Over 90 Days Past Due	Nonaccrual

December 31, 2010
Real Estate:
Other Residential Real Estate	$—	$—	$154,000
Commercial Real Estate	—	—	1,198,000
Consumer and Other	19,000	—	—

	$19,000	$—	$1,352,000

Information relating to individually impaired loans was as follows as of December 31, 2011 and 2010:

	Impaired Loans-With Allowance			Impaired Loans - With No Allowance
	Unpaid Principal Balance	Recorded Investment	Related Allowance	Unpaid Principal Balance	Recorded Investment
December 31, 2011
Commercial	$1,050,000	$1,050,000	$250,000	$—	$—
Real Estate:
Other Residential Real Estate	1,733,000	1,733,000	87,000	—	—

	$2,783,000	$2,783,000	$337,000	$—	$—

December 31, 2010
Real Estate:
Other Residential Real Estate	$154,000	$154,000	$87,000	$—	$—
Commercial Real Estate	1,973,000	1,198,000	300,000	—	—

	$2,127,000	$1,352,000	$387,000	$—	$—

The average balance of individually impaired loans during 2011 and 2010 was $600,000 and $2,609,000, respectively. No interest income was recognized on individually impaired loans during 2011 and 2010. No loan modifications resulting in a troubled debt restructuring were made in 2011 and 2010.

THE PRIVATE BANK OF CALIFORNIA

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

NOTE D - PREMISES AND EQUIPMENT

A summary of premises and equipment as of December 31 follows:

	2011	2010
Leasehold Improvements	$693,000	$205,000
Furniture, Fixtures, and Equipment	1,044,000	812,000
Computer Equipment	381,000	256,000

	2,118,000	1,273,000
Less Accumulated Depreciation and Amortization	(742,000)	(585,000)

	$1,376,000	$688,000

Depreciation and amortization expense was $208,000 for the year ended December 31, 2011, and $120,000 for the year ended December 31, 2010.

The Bank leases various facilities under noncancellable operating leases expiring through 2016. The Bank is responsible for its pro rata share of common area expenses including maintenance, taxes and insurance. At December 31, 2011, the future lease rental payable under noncancellable operating lease commitments was as follows:

Year Ending	Amount
2012	$832,000
2013	817,000
2014	833,000
2015	587,000
2016	1,000

Total	$3,070,000

The minimum rental payments shown above are given for the existing lease obligations and are not a forecast of future rental expense. Total rental expense, including common area and building operating expenses, was $911,000 and $616,000 for the years ended December 31, 2011 and 2010, respectively.

At December 31, 2011, the Bank’s performance under the lease is secured by a $148,000 letter of credit that is collateralized by $148,000 included in interest-bearing time deposits in other financial institutions in the balance sheet. The lease permits reduction of the letter of credit amount by 20% per year beginning on August 1, 2008.

THE PRIVATE BANK OF CALIFORNIA

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

NOTE E - DEPOSITS

A summary of deposits as of December 31 is as follows:

	2011	2010
Noninterest-Bearing Demand	$229,773,000	$177,476,000
Interest-Bearing Demand	20,087,000	21,898,000
Money Market and Savings	172,074,000	138,054,000
Time Deposits Under $100,000	1,463,000	1,252,000
Time Deposits $100,000 and Over	73,359,000	44,020,000

	$496,756,000	$382,700,000

At December 31, 2011 the scheduled maturities of time deposits were:

Less Than One Year	$36,701,000
One to Five Years	29,319,000
Over Five to Ten Years	8,802,000

$74,822,000

As of December 31, 2011, the Bank had six deposit relationships that represent approximately 21.5% of the Bank’s total deposits. Also, in the ordinary course of business, certain executive officers, directors and companies with which they are associated have deposits with the Bank. The balance of these deposits at December 31, 2011 and 2010 was $14,755,000 and $12,247,000, respectively.

NOTE F - BORROWING ARRANGEMENTS

As a member of the Federal Home Loan Bank of San Francisco (“FHLBSF”), the Bank may borrow against a line of credit with a maximum financing availability of 25% of its total assets, adjusted quarterly, subject to the pledge of eligible collateral as well as other terms and conditions. As of December 31, 2011, the Bank had a total financing availability of $57,819,000 based upon the amount of FHLBSF capital stock owned and collateralized by securities available-for-sale with an estimated fair value of approximately $63,789,000. As of December 31, 2011, the Bank had five FHLBSF advances outstanding totaling $48,830,000 and maturing on various dates through May 21, 2012, at a weighted average interest rate of .16%. The Bank may also borrow from the discount window and other financing facilities available through the Federal Reserve Bank of San Francisco (“FRBSF”), subject to the pledge of eligible collateral. As of December 31, 2011, the Bank had pledged securities available-for-sale with an estimated fair value of $146,781,000 to the FRBSF and had no outstanding FRBSF borrowings.

The Bank may borrow up to $6,000,000 on an unsecured basis from two of its correspondent banks to meet short-term liquidity needs. As of December 31, 2011, there were no borrowings under the lines. The Bank also has a $7,000,000 secured line of credit from one of its correspondent banks relating to standby letters of credit issued on behalf of Bank customers. As of December 31, 2011, the Bank had pledged securities available-for-sale with an estimated fair value of $4,968,000 to collateralize $2,862,000 of standby letters of credit issued under this arrangement.

THE PRIVATE BANK OF CALIFORNIA

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

NOTE G - INCOME TAXES

The asset and liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

The provision for income taxes consists of the following:

	2011	2010
Currently Payable (Receivable):
Federal	$751,000	$(122,000)
State	392,000	1,000

	1,143,000	(121,000)
Deferred	(1,142,000)	122,000

	$1,000	$1,000

A comparison of the federal statutory income tax rates to the Bank’s effective income tax rates at December 31 follows:

	2011		2010
	Amount	Rate	Amount	Rate
Statutory Federal Tax	$667,000	34.0%	$36,000	34.0%
State Franchise Tax, net of Federal Benefit	142,000	7.2%	15,000	14.1%
Valuation Allowance	(629,000)	(32.0)%	(85,000)	(80.0)%
Municipal Income	(212,000)	(10.8)%	(22,000)	(20.8)%
Stock-Based Compensation	8,000	0.4%	26,000	24.5%
Other Items, net	25,000	1.3%	31,000	29.2%

Actual Tax Expense	$1,000	0.1%	$1,000	1.0%

Deferred taxes are a result of differences between income tax accounting and generally accepted accounting principles with respect to income and expense recognition.

THE PRIVATE BANK OF CALIFORNIA

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

NOTE G - INCOME TAXES - Continued

The following is a summary of the components of the net deferred tax asset accounts recognized in the accompanying balance sheets at December 31:

	2011	2010
Deferred Tax Assets:
Pre-Opening Expenses	$268,000	$299,000
Allowance for Credit Losses Due to Tax Limitations	1,976,000	1,332,000
Stock-Based Compensation	717,000	575,000
Other Items	554,000	353,000

	3,515,000	2,559,000
Valuation Allowance	(452,000)	(1,081,000)
Deferred Tax Liabilities:
Depreciation Differences	(460,000)	(171,000)
Unrealized Gains on Securities Available for Sale	(1,666,000)	—
Other Items	(294,000)	(140,000)

	(2,420,000)	(311,000)

Net Deferred Tax Assets	$643,000	$1,167,000

The valuation allowance was established because the Bank has not reported earnings sufficient enough to support the full recognition of the deferred tax assets. The Bank has net operating loss carry forwards of approximately $171,000 for California franchise tax purposes. Net operating loss carry forwards, to the extent not used, will expire in 2020.

The Bank is subject to Federal income tax and California franchise tax. Income tax returns for the years ended December 31, 2010, 2009 and 2008 are open to audit by the Federal and California state authorities. Unrecognized tax benefits are not expected to significantly increase or decrease within the next twelve months.

THE PRIVATE BANK OF CALIFORNIA

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

NOTE H - OTHER NONINTEREST EXPENSE

Other noninterest expense for the period ended December 31 was comprised of the following:

	2011	2010
Legal and Other Professional Fees	$636,000	$482,000
Data Processing	454,000	338,000
Board of Directors Fees and Expenses	217,000	214,000
FDIC and DFI Assessments	434,000	703,000
Printing, Stationery and Supplies	140,000	94,000
Client-Related Services and Costs	396,000	431,000
Other	868,000	622,000

	$3,145,000	$2,884,000

NOTE I - EARNINGS PER SHARE (“EPS”)

The following is a reconciliation of net income and shares outstanding to the income and the number of shares used to compute EPS:

	2011		2010
	Income	Shares	Income	Shares
Net Income as Reported	$1,962,000		$105,000
Dividends and Discount Accretion on Preferred Stock	(441,000)		(352,000)
Weighted Average Shares Outstanding		3,826,417		3,795,497

Used for Basic EPS	$1,521,000	3,826,417	$(247,000)	3,795,497

Dilutive Effect of Stock Options		—		—

Used in Diluted EPS	$1,521,000	3,826,417	$(247,000)	3,795,497

At December 31, 2011 and 2010, none of the Bank’s stock options are dilutive and therefore basic and diluted EPS are the same.

THE PRIVATE BANK OF CALIFORNIA

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

NOTE J - EMPLOYEE BENEFIT PLAN

The Bank has a contributory savings plan (“Plan”) for all employees meeting service requirements. Eligible employees may make voluntary contributions of their covered earnings to the Plan on a pre-tax basis, subject to Federal income tax limitations. The Bank matches 50% of the first 6% of covered earnings. The Bank’s expense relating to its matching contributions made to the Plan totaled $104,000 and $97,000 for the years ended December 31, 2011 and 2010, respectively.

NOTE K - STOCK-BASED COMPENSATION

On May 17, 2008, shareholders approved amendments to the Bank’s 2005 Stock Option Plan (“Plan”) to provide for the grant of restricted stock awards and other types of equity-based compensation in addition to stock options. The maximum number of shares to be issued under the amended Plan (“2005 Stock Incentive Plan”) did not change from the 1,089,000 shares of common stock authorized in the Plan.

Officers and key employees may be granted both incentive and nonqualified stock options while directors and other consultants, who are not also an officer or employee, may be granted nonqualified stock options only. Stock options will be granted at a price not less than 100% of the fair market value of the Bank’s common stock on the date of the grant, generally vest over a period of three to four years and expire no later than ten years from the date of the grant. No stock options were granted in 2011 or 2010.

A summary of the status of the stock options issued under the Bank’s 2005 Stock Incentive Plan as of December 31, 2011, and changes during the year ended thereon is presented below:

	Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at Beginning of Year	863,376	$10.30
Granted	—	$—
Exercised	—	$—
Forfeited or Expired	(15,000)	$9.80

Outstanding at End of Year	848,376	$10.30	4.0 Years	None

Options Exercisable	845,251	$10.31	4.0 Years	None

THE PRIVATE BANK OF CALIFORNIA

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

NOTE K - STOCK-BASED COMPENSATION - Continued

As of December 31, 2011, there was $5,000 of total unrecognized compensation cost related to outstanding stock options all of which will be recognized in 2012.

A summary of changes in the Bank’s unvested restricted stock awards for the years 2011 and 2010:

	2011		2010
	Shares	Weighted- Average Grant Date Fair Value	Shares	Weighted- Average Grant Date Fair Value
Outstanding at Beginning of Year	112,916	$8.32	39,583	$8.10
Granted	17,000	$8.22	73,333	$8.43
Shares Vested and Issued	(4,353)	$8.26	—	$—
Forfeited or Expired	(12,647)	$8.73	—	$—

Outstanding at End of Year	112,916	$8.26	112,916	$8.32

As of December 31, 2011, there was $282,000 of total unrecognized compensation cost related to unvested shares granted under the Plan to be recognized $200,000 in 2012, $75,000 in 2013 and $7,000 in 2014.

The Bank recognized stock-based compensation expense related to outstanding stock options and restricted stock grants of $381,000 in 2011, and $395,000 in 2010.

THE PRIVATE BANK OF CALIFORNIA

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

NOTE L - REGULATORY MATTERS

The Bank is subject to various regulatory capital requirements administered by the FDIC and DFI. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 capital (as defined) to average assets (as defined). Management believes, as of December 31, 2011, that the Bank meets all capital adequacy requirements to which it is subject.

As of December 31, 2011, the most recent notification from the FDIC categorized the Bank as well-capitalized under the regulatory framework for prompt corrective action; there are no conditions or events since that notification that management believes have changed the Bank’s category. To be categorized as well-capitalized, the Bank must maintain minimum ratios as set forth in the table below. The following table also sets forth the Bank’s actual capital amounts and ratios (dollar amounts in thousands):

			Amount of Capital Required
	Actual		For Capital Adequacy Purposes		To Be Well- Capitalized Under Prompt Corrective Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of December 31, 2011:
Total Capital (to Risk-Weighted Assets)	$50,825	15.80%	$25,742	8.00%	$32,178	10.00%
Tier 1 Capital (to Risk-Weighted Assets)	46,784	14.54%	12,871	4.00%	19,307	6.00%
Tier 1 Capital (to Average Assets)	46,784	8.01%	23,376	4.00%	29,220	5.00%
As of December 31, 2010:
Total Capital (to Risk-Weighted Assets)	$43,334	18.76%	$18,482	8.00%	$23,103	10.00%
Tier 1 Capital (to Risk-Weighted Assets)	40,432	17.50%	9,241	4.00%	13,862	6.00%
Tier 1 Capital (to Average Assets)	40,432	9.50%	17,027	4.00%	21,284	5.00%

THE PRIVATE BANK OF CALIFORNIA

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

NOTE L - REGULATORY MATTERS - Continued

The California Financial Code provides that a bank may not make cash distribution to its shareholders in excess of the lesser of the Bank’s undivided profits or the Bank’s net income for its last three fiscal years less the amount of any distribution made by the Bank to shareholders during the same period without the approval in advance of the Commissioner of the DFI.

During 2011 and 2010, the Bank made cash dividend payments totaling $268,000 and $297,000, respectively, to the United States Department of the Treasury (the “Treasury”) on issued Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”) and Fixed Rate Non-Cumulative Perpetual Warrant Preferred Stock, Series B (the “Series B Preferred Stock”). The dividends payments were approved by the Commissioner of the DFI.

NOTE M - COMMITMENTS

In the ordinary course of business, the Bank enters into financial commitments to meet the financing needs of its clients. These financial commitments are primarily commitments to extend credit which involve to varying degrees elements of credit risk not recognized in the Bank’s financial statements. The Bank’s exposure to credit loss in the event of nonperformance on commitments to extend credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments as it does for loans reflected in the financial statements.

As of December 31, 2011 and 2010, the Bank had undisbursed loan commitments of $112,478,000 and $63,052,000, respectively, whose contractual amount represents credit risk.

Commitments to extend credit are agreements to lend to a client as long as there is no violation of any condition established in the contract. Since many of the commitments are expected to expire without being disbursed, the total amounts do not necessarily represent future cash requirements. The Bank evaluates each client’s creditworthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Bank is based on management’s credit evaluation of the client. The majority of the Bank’s commitments to extend credit are unsecured. As of December 31, 2011 and 2010, the Bank had established an allowance for potential losses on these undisbursed loan commitments of $247,000 and $136,000 which is reported in other liabilities in the balance sheet.

In the ordinary course of business, the Bank is involved in matters of litigation. In the opinion of management, disposition of such matters is not expected to have a material effect on the Bank’s financial statements as of December 31, 2011.

NOTE N - PREFERRED STOCK

In 2009, the Bank entered into a Purchase Agreement with the U.S. Department of Treasury (“Treasury”), pursuant to which the Bank issued and sold 5,450 shares of the Bank’s preferred stock as Series A Preferred Stock and 273 shares as Series B Preferred Stock for an aggregate purchase price of $5,450,000 in cash. On September 1, 2011, the Bank liquidated the Series A and B Preferred Stock for the redemption value of $5,723,000.

THE PRIVATE BANK OF CALIFORNIA

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

NOTE N - PREFERRED STOCK - Continued

The discount of $273,000 was accreted against retained earnings over the life of the Series B Preferred Stock, reducing the reported income available for common shareholders. The Series A Preferred Stock qualified as Tier 1 capital and paid non-cumulative dividends at a rate of 5% per annum. The Series B Preferred Stock also qualified as Tier 1 capital and paid non-cumulative dividends at a rate of 9% per annum.

On September 1, 2011, as part of the Treasury’s Small Business Lending Fund (“SBLF”) program, the Bank entered into a Small Business Lending Fund Securities Purchase Agreement (“SBLF Purchase Agreement”) with the Treasury. Under the SBLF Purchase Agreement, the Bank issued 10,000 shares of Variable Rate Non-Cumulative Perpetual Preferred Stock, Series C (the “Series C Preferred Stock”) and received $10,000,000 from the Treasury. The Series C Preferred Stock shares qualify as Tier 1 capital and will pay quarterly dividends at a variable rate that can range from 1% to 9%.

Each quarter for the first ten quarters, the dividend rate will vary based on the percent change in the Bank’s outstanding small business loan balances over an established baseline. The rate computed in the tenth quarter will the rate that is used for the next two years. After four and one-half years, the dividend rate will be 9% regardless of the change in the Bank’s small business loan balances. The initial dividend rate has been calculated at 1%.

NOTE O - FAIR VALUE MEASUREMENT

The following is a description of valuation methodologies used for assets and liabilities recorded at fair value:

Securities: The fair values of securities available-for-sale are determined by obtaining quoted prices on nationally recognized securities exchanges (Level 1) or matrix pricing, which is a mathematical technique used widely in the industry to value debt securities without relying exclusively on quoted prices for specific securities but rather by relying on the securities’ relationship to other benchmark quoted securities (Level 2).

Collateral-Dependent Impaired Loans: The Bank does not record loans at fair value on a recurring basis. However, from time to time, fair value adjustments are recorded on these loans to reflect (1) partial write-downs, through charge-offs or specific reserve allowances, that are based on the current appraised or market-quoted value of the underlying collateral or (2) the full charge-off of the loan carrying value. In some cases, the properties for which market quotes or appraised values have been obtained are located in areas where comparable sales data is limited, outdated, or unavailable. Fair value estimates for collateral-dependent impaired loans are obtained from real estate brokers or other third-party consultants. Adjustments are routinely made in the appraisal process by the appraisers to adjust for differences between the comparable sales and income data available and such adjustments are typically significant (Level 3).

THE PRIVATE BANK OF CALIFORNIA

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

NOTE O - FAIR VALUE MEASUREMENT - Continued

The following table provides the hierarchy and fair value for each major category of assets and liabilities measured at fair value at December 31, 2011 and 2010:

	December 31, 2011
	Level 1	Level 2	Level 3	Total
Measured on a Recurring Basis:
Securities Available-for-Sale	$—	$267,370,000	$—	$267,370,000

	December 31, 2010
	Level 1	Level 2	Level 3	Total
Measured on a Recurring Basis:
Securities Available-for-Sale	$—	$198,231,000	$—	$198,231,000
Measured on a Non-recurring Basis:
Collateral-dependent Impaired Loans, Net of Specific Allowances of $387,000	$—	$—	$965,000	$965,000

NOTE P - FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair value of a financial instrument is the amount at which the asset or obligation could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. Fair value estimates are made at a specific point in time based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the entire holdings of a particular financial instrument.

Because no market value exists for a significant portion of the financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature, involve uncertainties and matters of judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

Fair value estimates are based on financial instruments both on and off the balance sheet without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. Additionally, tax consequences related to the realization of the unrealized gains and losses can have a potential effect on fair value estimates and have not been considered in many of the estimates.

THE PRIVATE BANK OF CALIFORNIA

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

NOTE P - FAIR VALUE OF FINANCIAL INSTRUMENTS - Continued

The following methods and assumptions were used to estimate the fair value of significant financial instruments:

Financial Assets

The carrying amounts of cash, short term investments, due from customers on acceptances, and bank acceptances outstanding are considered to approximate fair value. Short term investments include federal funds sold, securities purchased under agreements to resell, and interest bearing deposits with banks. The fair values of investment securities, including available for sale, are generally based on quoted market prices. The fair value of loans are estimated using a combination of techniques, including discounting estimated future cash flows and quoted market prices of similar instruments where available.

Financial Liabilities

The carrying amounts of deposit liabilities payable on demand, commercial paper, and other borrowed funds are considered to approximate fair value. For fixed maturity deposits, fair value is estimated by discounting estimated future cash flows using currently offered rates for deposits of similar remaining maturities. The fair value of long term debt is based on rates currently available to the Bank for debt with similar terms and remaining maturities.

Off-Balance Sheet Financial Instruments

The fair value of commitments to extend credit and standby letters of credit is estimated using the fees currently charged to enter into similar agreements. The fair value of these financial instruments is not material.

THE PRIVATE BANK OF CALIFORNIA

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

NOTE P - FAIR VALUE OF FINANCIAL INSTRUMENTS - Continued

The estimated fair value of financial instruments at December 31, 2011 and 2010 are summarized as follows (dollar amounts in thousands):

	2011		2010
	Carrying Value	Fair Value	Carrying Value	Fair Value
Financial Assets:
Cash and Cash Equivalents	$23,941	$23,941	$18,935	$18,935
Interest-Bearing Time Deposits	883	883	786	786
Securities Available-for-Sale	267,370	267,370	198,231	198,231
Loans, net	296,487	295,036	211,278	214,059
Federal Home Loan Bank Stock	2,718	2,718	1,653	1,653
Accrued Interest Receivable	1,923	1,923	1,399	1,399
Financial Liabilities:
Deposits	$496,756	$491,265	$382,700	$381,036
Borrowings	48,830	48,830	11,567	11,567
Accrued Interest Payable	116	116	175	175